UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People’s Republic of China
(Address of principal executive offices)

(86) 451-82287746
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 20, 2016, Nutrastar International Inc. (the “Company”) received a letter from Crowe Horwath (HK) CPA Limited (“Crowe Horwath”) resigning as the Company’s principal accountant to audit the Company’s financial statements.

Crowe Horwath’s reports on the Company’s financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe Horwath has not audited and reported on the Company’s financial statements for the year ended December 31, 2015.

During the years ended December 31, 2015 and 2014, and through Crowe Horwath’s resignation on September 20, 2016, there were (1) no disagreements with Crowe Horwath on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe Horwath, would have caused Crowe Horwath to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Crowe Horwath with a copy of this disclosure on September 23, 2016, providing Crowe Horwath with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Crowe Horwath, dated September 26, 2016, is filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

16.1	Letter from Crowe Horwath (HK) CPA Limited regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRASTAR INTERNATIONAL INC.

Date: September 26, 2016	/s/ David Chong
Name: David Chong
Title: Interim President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from Crowe Horwath (HK) CPA Limited regarding change in certifying accountant